Aames 2000-1

Mortgage Pass-Through Certificates

Collateral Report for January 25, 2001 Distribution
Collateral Report

COLLATERAL	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL
Loan Count:
Original	1129	1343	2965	5437
Prior	1,102	1,322	2,914	5,338
Prefunding	-	-	-	-
Scheduled Paid Offs	-	-	-	-
Full Voluntary Prepayments	(11)	(13)	(29)	(53)
Repurchases	-	-	-	-
Liquidations	-	-	-	-
Current	1,091	1,309	2,885	5,285

Principal Balance:
Original	125,560,028.42	125,560,262.45	208,881,572.38	460,001,863.25
Prior	122,719,947.88	123,028,117.89	205,199,134.44	450,947,200.21
Prefunding	-	-	-	-
Scheduled Principal	(51,128.19)	(47,418.56)	(146,561.75)	(245,108.50)
Partial and Full Voluntary Prepayments	(1,134,577.83)	(1,113,907.58)	(1,941,948.32)	(4,190,433.73)
Repurchases	-	-	-	-
Liquidations	-	-	-	-
Current	121,534,241.86	121,866,791.75	203,110,624.37	446,511,657.98

PREFUNDING	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Prefunding Beginning Balance	0.00	0.00	0.00	0.00
Balance of Subsequent Loans Transfered	0.00	0.00	0.00	0.00
Prefunded Amount Dispursed To Offered Certificates	0.00	0.00	0.00	0.00
Prefunding Ending Balance	0.00	0.00	0.00	0.00

Capitalized Interest Beginning Balance	0.00	0.00	0.00	0.00
Capitalized Interest Requirement	0.00	0.00	0.00	0.00
Capitalized Interest Released to Seller	0.00	0.00	0.00	0.00
Capitalized Interest Ending Balance	0.00	0.00	0.00	0.00

Current Prin Balance by Groups (in millions of dollars)

Total Current Principal Balance (in millions of dollars)

Page 10 of 27	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-1

Mortgage Pass-Through Certificates

Collateral Report for January 25, 2001 Distribution
Collateral Report
CHARACTERISTICS	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Weighted Average Coupon Original	10.627317%	10.860670%	10.921251%	10.824484%
Weighted Average Coupon Prior	10.624496%	10.865260%	10.919767%	10.824409%
Weighted Average Coupon Current	10.625578%	10.865865%	10.917794%	10.824104%
Weighted Average Months to Maturity Original	356	356	325	342
Weighted Average Months to Maturity Prior	354	354	320	339
Weighted Average Months to Maturity Current	353	353	320	338
Weighted Avg Remaining Amortization Term Original	355	355	324	341
Weighted Avg Remaining Amortization Term Prior	354	353	322	339
Weighted Avg Remaining Amortization Term Current	353	352	320	338
Weighted Average Seasoning Original	2.99	2.99	2.92	2.96
Weighted Average Seasoning Prior	4.98	4.99	4.90	4.95
Weighted Average Seasoning Current	5.99	5.98	5.90	5.94

Note: Original information refers to deal issue.

WAC by Groups

Total WAC

WARAT by Groups

Total WARAT

Note: Dates correspond to distribution dates.
Page 11 of 27	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-1

Mortgage Pass-Through Certificates

Collateral Report for January 25, 2001 Distribution
Collateral Report

ARM CHARACTERISTICS	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Weighted Average Margin Original	6.029%	6.115%
Weighted Average Margin Prior	6.025%	6.117%
Weighted Average Margin Current	6.020%	6.116%
Weighted Average Max Rate Original
Weighted Average Max Rate Prior	16.638%	16.864%
Weighted Average Max Rate Current	16.635%	16.863%
Weighted Average Min Rate Original	10.627%	10.858%
Weighted Average Min Rate Prior	10.624%	10.860%
Weighted Average Min Rate Current	10.620%	10.859%
Weighted Average Cap Up Original	2.005%	2.001%
Weighted Average Cap Up Prior	2.006%	2.001%
Weighted Average Cap Up Current	2.006%	2.001%
Weighted Average Cap Down Original	2.005%	2.001%
Weighted Average Cap Down Prior	2.006%	2.001%
Weighted Average Cap Down Current	2.006%	2.001%

Note: Original information refers to deal issue.

SERVICING FEES / ADVANCES	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Current Servicing Fees	9,035.39	8,761.25	15,231.26	33,027.90
Delinquent Servicing Fees	42,097.92	42,500.47	70,268.38	154,866.77
TOTAL SERVICING FEES	51,133.31	51,261.72	85,499.64	187,894.67

Total Servicing Fees	51,133.31	51,261.72	85,499.64	187,894.67
Compensating Interest	3,574.43	4,727.78	7,407.40	15,709.61
Delinquent Servicing Fees	(42,097.92)	(42,500.47)	(70,268.38)	(154,866.77)
COLLECTED SERVICING FEES	12,609.82	13,489.03	22,638.66	48,737.51

Prepayment Interest Shortfall	3,574.43	4,727.78	7,407.40	15,709.61

Total Advanced Interest	853,720.49	883,332.33	1,471,898.61	3,208,951.43

ADDITIONAL COLLATERAL INFORMATION	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL
SPACE INTENTIONALLY LEFT BLANK

Page 12 of 27	© COPYRIGHT 2001 Deutsche Bank